                   AMERICAN BUSINESS FINANCIAL SERVICES, INC.

                                 [COMPANY LOGO]



                           SENIOR COLLATERALIZED NOTE

NUMBER                                       DATE ISSUED
       ------------------------------                    -----------------------

PRINCIPAL AMOUNT $                           TERM
                  -------------------             ------------------------------

INTEREST RATE PER ANNUM             %        MATURITY DATE
                        ------------                       ---------------------

                                INTEREST PAYABLE
                                                ----


AMERICAN BUSINESS FINANCIAL SERVICES, INC., a Delaware corporation, herein called the Company, for value received, hereby promises to pay to:

(the "Holder" or "Noteholder") in the manner set forth herein.

         Interest payments shall be made by check delivered by mail to the address of the Holder appearing on the Note register maintained by the Registrar (which address may be changed from time to time by notice given by Holder in writing to the Registrar) or by electronic funds transfer (commonly referred to as direct deposit) on the Regular Record Date preceding the subject Payment Date; principal and interest payment at the end of the term hereof shall be made in person to Holder at the offices or agency of the Paying Agent in exchange for this Note. Holder shall be notified prior to such payment of the address at which such payment shall occur. The Company is currently acting as Paying Agent and Registrar. The Company may change the Registrar or Paying Agent without notice to the Noteholder.

         All payments hereunder shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         All interest on the Notes will be compounded daily and computed on the basis of a calendar year.

         This Note is being issued pursuant to an Indenture dated as of June __, 2004 ("Indenture") between the Company and U.S. Bank National Association, a national banking association, as Trustee and in connection with an exchange offer by the Company of an aggregate of $60,000,000 U.S. principal amount ("Notes") as described in the Company's offer to exchange dated June __, 2004. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code 77aaa-77bbbb) ("TIA"). The Notes are secured by security interests in the Collateral as set forth in the Indenture and the Collateral Documents. The Notes are subject to all such terms, and Holder is referred to the Indenture and the TIA for a statement of such terms. All capitalized terms not otherwise defined herein shall have the meaning given to such terms in the Indenture.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         IN WITNESS WHEREOF, American Business Financial Services, Inc. has caused this Note to be signed on the date first above written.

                            ISSUER:

                            AMERICAN BUSINESS FINANCIAL SERVICES, INC.


(SEAL)                      BY:
                               ----------------------------------------------
                            Anthony J. Santilli, Chairman, President,
                            Chief Executive Officer and Chief Operating Officer


                            Attest:
                               ----------------------------------------------
                                    Officer of Company

                            COUNTERSIGNED AND REGISTERED BY
                            U.S. BANK NATIONAL ASSOCIATION, a
                            national banking association


                            BY:
                               ----------------------------------------------
                                Authorized Signature

                             [REVERSE SIDE OF NOTE]

         1. SUBORDINATION. The indebtedness evidenced by the Note shall be postponed and subordinated and is subject in right of payment, to the extent and in the manner set forth in the Indenture, to the prior payment in full of all "Senior Debt" of the Company. "Senior Debt" means any indebtedness (whether outstanding on the date of issuance of this Note or thereafter created) incurred by the Company in connection with borrowings by the Company (including its subsidiaries) from a bank, trust company, insurance company, other institutional lender or other entity which lends funds in connection with its primary business activities whether such indebtedness is or is not specifically designated by the Company as being "Senior Debt" in its defining instruments. The Company is permitted pursuant to the terms of the Indenture to grant additional Liens on the Collateral to secure Senior Debt, which shall be Priority Liens. The Note Liens securing the Notes shall be subordinated, and subject to, all Priority Liens. The Trustee (on behalf of the Holders) is authorized to execute and deliver any documents required by a holder of Senior Debt to evidence the lien subordination set forth in the Indenture. The Company agrees, and Holder by accepting this Note consents and agrees, to the subordination provided for in the Indenture and authorizes the Trustee to give it effect.

         2. SUBROGATION. As more fully set forth in the Indenture, subject to the payment in full of all Senior Debt of the Company, Holder shall be subrogated to the rights of the holders of Senior Debt of the Company to receive payments or distributions of assets of the Company made on the Senior Debt of the Company until the principal of and interest on this Note shall be paid in full, and for purposes of such subrogation, no such payment or distributions to the holders of Senior Debt of the Company of cash, property or securities, which otherwise would be payable or distributable to Holder, shall be between the Company, its creditors other than the holders of Senior Debt of the Company, and Holder, be deemed to be a payment by the Company to or on account of this Note, it being understood that the provisions of this paragraph are intended solely for the purpose of defining the relative rights of Holder, on the one hand, and the holders of Senior Debt of the Company, on the other hand.

         3. NONIMPAIRMENT. Nothing contained in this Note is intended to or shall impair, as between the Company, the Company's creditors other than the holders of Senior Debt of the Company, and Holder, the obligation of the Company, which is absolute and unconditional, to pay to Holder the principal of and interest on this Note, as and when the same shall become due and payable in accordance with its terms, and which are subject to the rights and remedies of the holders of Senior Debt of the Company pursuant to Article X and Article XI of the Indenture and, to the extent not paid from the proceeds of the Collateral, shall rank equally with all other general obligations of the Company. In addition, nothing contained in this Note is intended to or shall affect the relative rights of Holder and creditors of the Company other than the holders of Senior Debt of the Company, nor shall anything herein or therein prevent the Holder of this Note from exercising all remedies otherwise permitted by the Indenture and applicable law upon the occurrence of an Event of Default, subject to the rights, if any, under Article X and Article XI of the Indenture of the holders of Senior Debt of the Company in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

         4. REDEMPTION BY THE COMPANY. The Company may redeem, in whole or in part, any Note prior to its stated maturity, on or after the one year anniversary of the date of issuance upon 90 days prior written notice to the Holder thereof listed on the records maintained by the Company.

         5. MANDATORY REDEMPTION AND REDEMPTION UPON DEATH. Except as provided in Article III of the Indenture with respect to the Company's obligation to redeem Notes at the request of the estate of a Holder (in the event of a Holder's death) or a joint Holder (in the event this Note is held jointly by a husband and wife and one spouse dies), the Company has no mandatory redemption or sinking fund obligations with respect to this Note.

         Notes with remaining maturities of one year or greater may be redeemed at the election of a Holder's estate following such Holder's death. The redemption price, in such event, will be the principal amount of the Note, plus interest accrued and not previously paid, to the date of redemption. If spouses are joint registered Holders of a Note, the election to redeem will apply when either registered Holder dies. In other cases of Notes jointly held by Persons who are not legally married, the election to redeem upon the death of one joint Holder will not apply. If the Note is held by a Person who is not a natural Person such as a trust, partnership, corporation or other similar entity, the redemption upon death does not apply.

         6. COLLATERAL AND SECURITY. The due and punctual payment of the principal of, and interest on the Notes when and as the same shall be due and payable, and performance of all other obligations of the Company to the Holders of the Notes or the Trustee under the Indenture or the Notes, according to the terms thereunder, shall be secured by the Note Lien on the Collateral, which shall be subordinate and subject to the rights and remedies of the holders of the Priority Liens in accordance with the terms of the Indenture and Collateral Documents.

         7.    EVENTS OF DEFAULT. An "Event of Default" is:

               (a) Default in the payment of any interest upon this Note when it becomes due and payable and continuance of such default for a period of 30 days (whether or not prohibited by the subordination provisions of the Indenture); or

               (b) Default in the payment of principal of this Note when it becomes due and payable at maturity, upon redemption or otherwise (whether or not prohibited by the subordination provisions of the Indenture) and continuance of such default for 30 days; or

               (c) Failure by the Company to comply with any of its agreements upon a liquidation, consolidation, merger or transfer of all or substantially all of the Company's assets (after written notice and provided such default is not cured within 60 days after receipt of written notice); or

               (d) Failure by the Company for 60 days after written notice to comply with any of its other agreements in the Indenture or this Note;

               (e) Certain events of bankruptcy or insolvency (with respect to the Company); or

               (f) If at any time the Collateral Coverage Ratio falls below 1.0 to 1.0.

         If an Event of Default occurs and is continuing, the Trustee or the Holders of at least a majority in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes become due and payable immediately without further action or notice. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or powers. The Trustee may withhold from Noteholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice would have no material adverse effect on the Noteholders. The Company must furnish an annual compliance certificate to the Trustee.

         8. TRANSFER AND EXCHANGE. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. This Note may not be assigned, transferred or otherwise alienated without the prior written consent of the Company (which consent shall not be unreasonably withheld) and shall be subject to the Company's right to demand and receive an opinion of Holder's legal counsel (which counsel shall be reasonably acceptable to the Company) that the transfer does not violate any applicable securities laws. The Company may also require a signature guarantee.

         9. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

         10. AMENDMENTS AND WAIVERS. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented and any existing Default or Event of Default under, or compliance with any provision of, the Indenture may be waived with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding. Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency; to provide for assumption of the Company's obligations to holders of the debt securities in the case of a merger or consolidation; to provide for additional certificates or certificated securities; to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, including an increase in the aggregate dollar amount of debt securities which may be outstanding under the Indenture; to modify the Company's policy to permit redemptions of the Notes upon the death of any Holder of the Notes (but such modification shall not adversely affect any then outstanding security); or to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the TIA.

         11. TRUSTEE DEALINGS WITH COMPANY. So long as done in accordance with the TIA, the Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

         12. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder, of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

         13. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:



                   AMERICAN BUSINESS FINANCIAL SERVICES, INC.
                             THE WANAMAKER BUILDING
                              100 PENN SQUARE EAST
                             PHILADELPHIA, PA 19107
                     --------------------------------------

         The following abbreviations, when used in the inscription on the face of the within Note, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM  -        as tenants in common
TEN ENT  -        as tenants by the entireties
JT TEN   -        as joint tenants with right of survivorship and not as
                  tenants in common
UNIF GIFT MIN ACT    -     __________  Custodian __________
                            (Cust)                 (Minor)
                           under Uniform Gifts/Transfers to Minors
                           Act ____________________________
                                         (State)

     Additional abbreviations may also be used though not in the above list.

                     --------------------------------------

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto



--------------------------------------------------------------------------------
(NAME AND ADDRESS OF ASSIGNEE, INCLUDING
ZIP CODE, MUST BE TYPEWRITTEN)


                                                                    , the within
--------------------------------------------------------------------
PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

Note, and all rights thereunder, and hereby irrevocably constitutes and appoints

________________________________________________________________ as Attorney

to transfer said Note on the books of the Company, with full power of substitution in the premises.


Dated:__________________________    Name:_________________________

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement, or any change whatever.